Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-116985) pertaining to the Stock Acquisition Rights (No. 1), Form S-8 (No. 333-126203) pertaining to the Stock Acquisition Rights (No. 2), Form S-8 (No. 333-134590) pertaining to the Stock Acquisition Rights (No. 3), Form S-8 (No. 333-135430) pertaining to the Stock Acquisition Rights (No. 4), Form S-8 (No. 333-141988) pertaining to the Stock Acquisition Rights (No. 5 and 6), Form S-8 (No. 333-144112) pertaining to the Stock Acquisition Rights (No. 8), Form S-8 (No. 333-150267) pertaining to the Stock Acquisition Rights (No. 9, 10, 11 and 12) and Form S-8 (No. 333-158344) pertaining to the Stock Acquisition Rights (No. 13, 14, 15, 16, 17, and 18) of Nomura Holdings, Inc. of our report dated June 30, 2009, with respect to the consolidated financial statements of Nomura Holdings, Inc., and the effectiveness of internal control over financial reporting of Nomura Holdings, Inc., included in its Annual Report (Form 20-F) for the year ended March 31, 2009.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

June 29, 2009